Exhibit 99.1

Dr. Lorianne K. Masuoka Joins Marinus Pharmaceuticals as

Chief Medical Officer

RADNOR, PA, April 11, 2017 (Globe Newswire) — Marinus Pharmaceuticals, Inc. (Nasdaq:MRNS), a biopharmaceutical company dedicated to the development of innovative therapeutics to treat epilepsy and neuropsychiatric disorders, today announced that Lorianne K. Masuoka, MD has joined the Company as Chief Medical Officer.  Dr. Masuoka is a board certified neurologist with more than 20 years of experience building and expanding  high value pipelines in the biopharmaceutical industry that have resulted in drug approvals and strategic alliances. As Chief Medical Officer, Dr. Masuoka will manage Marinus’ clinical programs in postpartum depression, status epilepticus and pediatric orphan indications with its positive allosteric modulator of GABAA, ganaxolone.

“We are excited to have Dr. Masuoka on board to lead our clinical organization as we prepare to execute Phase 2 clinical trials in postpartum depression and status epilepticus,” commented Christopher M. Cashman, Chief Executive Officer of Marinus Pharmaceuticals.  “Throughout her career, Lorianne has successfully created and overseen high performing teams to lead the clinical development of new medicines, many with a focus in neurology, CNS and pain. Her medical and industry experience will be invaluable to Marinus as we expand ganaxolone development into areas of high therapeutic benefit.”

Dr. Masuoka recently served as Chief Medical Officer of InVivo Therapeutics, Cubist Pharmaceuticals and Nektar Therapeutic where as a member of executive management she oversaw and managed teams in the areas of clinical research, drug safety, biostatistics and data management, regulatory affairs, reimbursement and clinical operations. Previously, she has held various roles of increasing responsibility at Nektar Therapeutics, FivePrime Therapeutics, and Chiron.  Dr. Masuoka received her medical degree from the University of California, Davis, where she also completed her residency in neurology. She completed her epilepsy fellowship at Yale University and is board certified by the American Board of Psychiatry and Neurology.

“I am very excited to join Marinus at this important and transformative time in the Company’s development,” stated Dr. Masuoka. “I am impressed with the efficacy, safety and tolerability profile of ganaxolone and look forward to shaping and executing Marinus’ strategy to advance ganaxolone into targeted patient populations where GABAA modulation is a key component to address the underlying disease state.”

About Marinus Pharmaceuticals

Marinus Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to the development of ganaxolone, which offers a new mechanism of action, demonstrated efficacy and safety, and convenient dosing to improve the lives of patients suffering from epilepsy and neuropsychiatric disorders. Ganaxolone is a positive allosteric modulator of GABAA that acts on a well-characterized target in the brain known to have both antiseizure and antianxiety effects. Ganaxolone is being developed in three different dose forms (IV, capsule and liquid) intended to maximize therapeutic reach to adult and pediatric patient populations in both acute and chronic care settings. Marinus is currently evaluating ganaxolone in orphan pediatric indications for the treatment of genetic seizure and behavior disorders, and preparing to initiate Phase 2 studies in status epilepticus, an orphan indication, and postpartum depression. For more information visit www.marinuspharma.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “may”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “believe”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements.  Examples of forward-looking statements contained in this press release include, among others, statements regarding our interpretation of preclinical studies, development plans for our product candidate, including the development of dose forms, the clinical trial testing schedule and milestones, the ability to complete enrollment in our clinical trials, interpretation of scientific basis for ganaxolone use, timing for availability and release of data, the safety, potential efficacy and therapeutic potential of our product candidate and our expectation regarding the sufficiency of our working capital. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements.  Such risks and uncertainties include, among others, the uncertainties inherent in the conduct of future clinical trials, the timing of the clinical trials, enrollment in clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, and other matters, including the development of formulations of ganaxolone, that could affect the availability or commercial potential of our drug candidates.  Marinus undertakes no obligation to update or revise any forward-looking statements.  For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see filings Marinus has made with the Securities and Exchange Commission.

CONTACT:

Lisa M. Caperelli

Executive Director, Investor & Strategic Relations

Marinus Pharmaceuticals, Inc.

484-801-4674

lcaperelli@marinuspharma.com